Exhibit 10.18

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT, dated as of March 31, 2014 (this “Amendment”), is entered into by and among FIRST CHOICE ER, LLC, a Texas limited liability company (the “Borrower”), each other Loan Party, the lenders party hereto, and FIFTH STREET FINANCE CORP., a Delaware corporation, as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and L/C arranger (in such capacity, together with its successors and permitted assigns in such capacity, the “L/C Arranger”), and is made with reference to the Credit Agreement, dated as of October 31, 2013 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, the Guarantors, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement (as defined below).

RECITALS

WHEREAS, pursuant to and in accordance with Section 11.01 of the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended so as to, among other things, permit the Restructuring Transaction (as defined in the Amended Credit Agreement), increase the MPT Maximum Funding Amount to $255,000,000 and provide for financial accommodations as more further set forth in Amended Credit Agreement (as defined herein);

WHEREAS, the Lenders, the L/C Arranger and the Administrative Agent are willing to agree to the amendments to the Existing Credit Agreement provided for herein and in the Amended Credit Agreement, in each case on the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO EXISTING CREDIT AGREEMENT

1.1                               Amendment of Existing Credit Agreement.  The Borrower, the Administrative Agent and each of the Lenders agree that on the Amendment Effective Date the Credit Agreement (and, to the extent provided in Exhibit A hereto, the exhibits and schedules thereto) shall be amended in the form attached hereto as Exhibit A (the “Amended Credit Agreement”) and any term or provision of the Existing Credit Agreement that is different from that set forth in the Amended Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended Credit Agreement.

1.2                               Provisions Regarding Loans.  Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

SECTION II.     CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of each of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”); provided that Sections 5.2, 5.3, 5.4 and 5.5 shall be effective immediately upon the execution and delivery hereof by the parties hereto:

2.1                               Execution.  Receipt by the Administrative Agent of executed counterparts of this Agreement and, to the extent necessary or otherwise reasonably requested by the Administrative Agent to give effect to the transactions contemplated by the Restructuring Transaction (as defined in the Amended Credit Agreement), fully executed amendments and/or amendment and restatements to any Collateral Documents, the Subordinated Intercompany Note, the MPT Subordination Agreement and the MPT Intercreditor Agreement (as such last three terms are defined in the Amended Credit Agreement), each properly executed by a Responsible Officer of the signing Loan Party.

2.2                               Restructuring Transaction.  (i) The Restructuring Transaction (and each element thereof) shall have no material adverse tax consequences to Holdings or any of its Subsidiaries and (ii) each Transferred Entity, both before and after the transfer and subsequent contribution of the Equity Interests thereof in accordance with the definition of Restructuring Transaction, shall be an Immaterial Subsidiary and shall hold no assets other than the Equity Interests of any Transferred Entity directly owned by such Transferred Subsidiary.

2.3                               Copies of All Amended Documents.  Receipt by the Administrative Agent of fully executed amendments and/or amendments and restatements, in each case having been executed since the Closing Date and in form and substance satisfactory to the Administrative Agent, to the MPT Documents to the extent necessary or otherwise reasonably requested by the Administrative Agent to give effect to the transactions contemplated by the Restructuring Transaction (including to permit each member of the MPT Group to grant security interests in its assets, in each case as and to the extent provided in the Loan Documents).

2.4                               Holdings. On or prior to the Amendment Effective Date, the Borrower and its Subsidiaries shall have caused Holdings to be organized in a U.S. State, and pursuant to organizational documents, in each case reasonably acceptable to the Administrative Agent, (ii) Holdings to become the direct owner of 100% of the Equity Interests of the Borrower, (iii) Holdings to become a party to the Existing Credit Agreement by executing a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, (iv) Holdings to become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (v) Holdings to deliver to the Administrative Agent documents of the types referred to in Sections 5.01(c) and (e) in the Existing Credit Agreement and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

2.5                               Fees and expenses.  (i) Agent shall have received all fees and expenses due and payable to Agent and Lenders under the Existing Credit Agreement (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent plus any necessary local or regulatory counsel) on or prior to the Amendment Effective Date hereunder and (ii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel) to the extent invoiced prior to or on the Amendment Effective Date.

2.6                               Reorganization Structure.  After giving effect to the Restructuring Transaction, each one of the Subsidiaries shall be an entity disregarded as separate from its owner for U.S. federal income tax purposes, and none shall have filed an election to be treated as a corporation for U.S. federal income tax purposes. After giving effect to the Restructuring Transaction, Holdings shall be a partnership for U.S federal income tax purposes and shall not have filed an election to be treated as a corporation for U.S. federal income tax purposes.

2.7                               Letter of Intent.  The Administrative Agent shall have received substantially concurrently with (and, in any event, on the date hereof) a copy of the fully executed and delivered Letter of Intent, dated March 31, 2014 (the “Letter of Intent”), between MPT Operating Partnership, L.P. and Adeptus Health LLC in the form of the execution copy of the Letter of Intent provided to Proskauer Rose LLP, counsel to the Administrative Agent, by counsel to the Borrower, via email from Bradford McCormick at DLA Piper LLP on Saturday March 29th, 2014 at 10:27 P.M., Eastern Time, which LOI shall be in full force and effect.

2.8                               Loan Parties; MPT Documents.  Each member of the MPT Group that was not a signatory to the Credit Agreement on the Closing Date (other than any such MPT Group member that individually and in the aggregate with (i) any other such MPT Group member or (ii) any Subsidiary that has not complied with or will not comply with the requirements to execute and deliver the documentation required under each of Section 7.12 and 7.13 of the Credit Agreement because it is an Immaterial Subsidiary, collectively constitute Immaterial Subsidiaries) shall have executed and delivered a Joinder Agreement. The MPT Intercreditor Agreement shall have been executed and delivered by each member of the MPT Group in existence on the Amendment Effective Date.

SECTION III.     REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to each of the Administrative Agent and each of the Lenders that, on and as of the Amendment Effective Date:

3.1                               Authorization of Agreements.  The execution and delivery by each Loan Party of this Amendment, the performance by each Loan Party of this Amendment, the Amended Credit Agreement and the other Loan Documents to which they are a party, and the consummation of the transactions contemplated by each of the foregoing documents (a) are within the organizational power of each Loan Party and (b) have been duly authorized by all necessary actions on the part of each Loan Party.

3.2                               Non-Contravention.  The execution and delivery by each Loan Party of this Amendment, the performance by each Loan Party of this Amendment, the Amended Credit Agreement and the other Loan Documents to which they are a party, and the consummation of the transactions contemplated by each of the foregoing documents, do not (a) violate any requirement of law applicable to such Loan Party; (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party material to the business, operations or properties of the Loan Parties; (c) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any material property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents), (d) result in a revocation, termination or other material restriction on any Licenses material to the business, operations or properties of the Loan Parties, or (e) violate any provision of any existing order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

3.3                               Enforceability.  This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally or general principles of equity.

3.4                               Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the execution and delivery of this Amendment, or the performance of this Amendment, the Amended Credit Agreement and the other Loan Documents executed by any Loan Party, except for any filings or recordings in connection with the Liens granted under the Loan Documents (as amended by this Amendment) and except for those which have been made or obtained and are in full force and effect.

3.5                               Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article VI of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are and will be true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects) on and as of the Amendment Effective Date to the same extent as though made on and as of that date.

3.6                               Absence of Default.  No Default shall exist or would result from the consummation of the transaction contemplated by this Amendment or the Amended Credit Agreement.

SECTION IV.     REAFFIRMATION, ACKNOWLEDGMENT AND CONSENT

Each of the Borrower and each Guarantor (for purposes of this Section IV, a “Reaffirming Party”) hereby acknowledges that it (a) has reviewed the terms and provisions of the Amended Credit Agreement and this Amendment, (b) consents to the amendments to the Existing Credit Agreement, as effected pursuant to this Amendment and (c) consents to each of the transactions contemplated hereby and thereby.  Each Reaffirming Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” (including all such Obligations as amended, extended, modified, reaffirmed and/or increased pursuant to this Amendment and the Amended Credit Agreement) under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

Each Reaffirming Party hereby (a) grants to the Administrative Agent for the benefit of the Lenders a security interest in and continuing Lien on all of such Reaffirming Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), in each case, whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations (including all such Obligations as amended, extended, modified, reaffirmed and/or increased pursuant to this Amendment and the Amended Credit Agreement), subject to the terms contained in the applicable Loan Documents, and (b) confirms its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

Each Reaffirming Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of such Loan Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, the Amended Credit Agreement or any of the transactions contemplated hereby or thereby. Each Guarantor acknowledges and agrees that (a) notwithstanding the conditions to effectiveness set forth in this Amendment, no Guarantor is required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and (b) nothing in the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of any Guarantor to any future amendments to the Amended Credit Agreement.

SECTION V.     DELIVERY OF NEW INTERCOMPANY NOTE AND OPINIONS

(i)     Within three (3) Business Days following the Amendment Effective Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), to the extent not already delivered, the Borrower (or one of its representatives) shall deliver or shall cause to be delivered the fully executed original Subordinated Intercompany Note, dated as of the date hereof, along with any endorsement or allonge with respect thereto, to the Administrative Agent (or its designated agent). Failure to comply with this Section V shall be deemed to be an immediate Event of Default under the Amended Credit Agreement.

(ii)     Borrower (or one of its representatives) shall deliver or shall cause to be delivered promptly (and within 15 Business Days, or such longer period as agreed to by the Administrative Agent in its sole discretion) upon Administrative Agent’s request (in its reasonable discretion) supplemental opinions regarding any MPT Documents executed by any of the Loan Parties after the Closing Date not included in opinions delivered on or before the Amendment Effective Date.

SECTION VI.     MISCELLANEOUS

6.1                               Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)     On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(ii)     Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)     The execution, delivery, effectiveness and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Existing Credit Agreement or any of the other Loan Documents, or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

(iv)     Each of this Amendment and the Amended Credit Agreement shall constitute a Loan Document for all purposes under the Amended Credit Agreement and the other Loan Documents.

6.2                               Headings.  The captions and section headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

6.3                               Applicable Law; Miscellaneous.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  The provisions of Section 11.14 and Section 11.15 of the Amended Credit Agreement are incorporated by reference herein and made a part hereof and shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

6.4                               Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.5                               Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

6.6                               Further Assurances.  Each of the Loan Parties shall execute and deliver such additional documents and take such additional actions as may be reasonably requested by the Administrative Agent to effectuate the purposes of this Amendment.

6.7                               Administrative Agent.  The parties hereby acknowledge and agree that the Administrative Agent shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Administrative Agent pursuant to the Amended Credit Agreement.

6.8                               Authorization to Modify and Execute Loan Documents.  Each Lender hereby authorizes (i) this Amendment, the Amended Credit Agreement and the transactions contemplated hereby and thereby, any and all amendments, amendments and restatements, supplements and other modifications to each of the Loan Documents, the exhibits and schedules thereto and each other ancillary document (all such amendments, amendments and restatements, supplements, modifications and ancillary documents, together with this Amendment, the Amended Credit Agreement and the other Loan Documents, the “Transaction Documents”), in each case, to the extent necessary or appropriate, in the reasonable opinion of the Administrative Agent, to reflect and/or effect the amendments and modifications set forth herein, in the Amended Credit Agreement and (ii) the execution and delivery by the Administrative Agent on its behalf of each of the Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

FIRST CHOICE ER, LLC

By:	/S/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer

GUARANTORS:

AJNH MEDICAL CENTER LLC,
BASSWOOD MEDICAL CENTER LLC,
COPPERWOOD MEDICAL CENTER LLC,
EAGLES NEST MEDICAL CENTER LLC,
ECC MANAGEMENT, LLC,
FM CROSSING MEDICAL CENTER LLC,
KATY ER CENTER LLC,
KINGWOOD MEDICAL CENTER LLC,
KUYKENDAHL MEDICAL CENTER LLC,
LEAGUE CITY MEDICAL CENTER LLC,
LOUETTA MEDICAL CENTER LLC,
MID-COLLIN COUNTY MEDICAL CENTER LLC,
NORTH POWERS MEDICAL CENTER LLC,
PEARLAND PARKWAY MEDICAL CENTER LLC,
PFLUGERVILLE MEDICAL CENTER LLC,
PLANO ERCARE CENTER LLC,
SSH MEDICAL CENTER LLC,
STERLING RIDGE MEDICAL CENTER LLC,
WC MEDICAL CENTER LLC

By: FIRST CHOICE ER, LLC, sole member of each of the companies listed above

By:	/S/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer

Amendment to Credit Agreement

GUARANTORS CONTINUED:

OPFREE LICENSING LP,
OPFREE RE INVESTMENTS, LTD.

By: ECC MANAGEMENT, LLC, general partner of each of the companies listed above

By: FIRST CHOICE ER, LLC, its sole member

By:	/S/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer

NON-GUARANTOR LOAN PARTIES:
AUSTIN BRODIE MEDICAL CENTER LLC,
LITTLE ELM FM 423 MEDICAL CENTER LLC,
SAN ANTONIO NACOGDOCHES MEDICAL CENTER LLC

By: FIRST CHOICE ER, LLC, sole member of each of the companies listed above

By:	/S/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer

Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND L/C ARRANGER:

FIFTH STREET FINANCE CORP., a Delaware corporation

By: Fifth Street Management LLC, a Delaware limited liability company, its Agent

By:	/S/ Ivelin M. Dimitrov
Name: Ivelin M. Dimitrov
Title: Chief Investment Officer

LENDER:

FIFTH STREET FINANCE CORP., a Delaware corporation

By: Fifth Street Management LLC, a Delaware limited liability company, its Agent

By:	/S/ Ivelin M. Dimitrov
Name: Ivelin M. Dimitrov
Title: Chief Investment Officer

Amendment to Credit Agreement

Acknowledged and Agreed on the date first written above

ADEPTUS HEALTH LLC

By:	/S/ Tim Fielding
Name:	Tim Fielding
Title:	Chief Financial Officer

Amendment to Credit Agreement

EXHIBIT A

Amended Credit Agreement

[Separately attached]